OPERATING AGREEMENT

Date:   Amended and Restated on October 10, 2005, to be retroactively effective as of January 1, 2005

Parties of the Agreement:

Party A:  Chuangrun Media Company Limited    (“HK Chuangrun”)

Address:     #1403, 14/F United Publishing Building, King’s Road, North Point, Hong Kong

Party B:   Guangzhou Chuangrun Advertising Co. Ltd.    (“GZ Chuangrun”)

Address:     168 Jiangnan Da Dao Zhong, CNOOC Building, #1211, Guangzhou, China

Party C:  China Media1 Corp.    (“CMDA”)

Address:  2020 Main Street, Suite 500, Irvine, California, USA

Recital:

1.
Both HK Chuangrun and GZ Chuangrun are owned by Mr. Cai Hanxiong. HK Chuangrun has agreements with the Guangzhou New Baiyun Airport for 100 Indoor advertising signage locations and 50 Outdoor advertising signage locations. GZ Chuangrun has an agreement with the Guangzhou MTR for 12 station pillar wrap advertising locations.

2.	Inan agreement dated December 26, 2004, CMDA acquired the above mentioned contracts from Mr. Cai Hanxiong.

3.	CMDA wishes to appoint GZ Chuangrun as exclusive agent for the above mentioned three advertising contracts, and hereby agrees to the following.

1.
The Guangzhou New Baiyun Airport agreements for 100 Indoor advertising signage locations and 50 Outdoor advertising signage locations stay under HK Chuangrun, but all benefits revert back to CMDA. In furtherance of the foregoing, for the term of each of the Guangzhou New Baiyun Airport agreements:

(a)    HK Chuangrun hereby assigns and transfers to CMDA all revenues generated from the operations relating to the agreements with the Guangzhou New Baiyun Airport for 100 Indoor advertising signage locations and 50 Outdoor advertising signage locations (the “Airport Revenues”).

(b)    CMDA shall cause to be paid from the Airport Revenues all of the operating expenses of HK Chuangrun incurred relating to the agreements with the Guangzhou New Baiyun Airport for 100 Indoor advertising signage locations and 50 Outdoor advertising signage locations (the “Airport Expenses”), including, but not limited to, trade accounts payable, real property lease obligations, employee obligations, and taxes.

(c)    CMDA shall use the Airport Revenues collected to pay the Airport Expenses until the expiration of each of the Guangzhou New Baiyun Airport agreements.

2.
The Guangzhou MTR 12 station pillar wrap agreement stays under GZ Chuangrun, but all benefits revert back to CMDA. In furtherance of the foregoing, for the term of Guangzhou MTR 12 station pillar wrap agreement:

(a )    GZ Chuangrun hereby assigns and transfers to CMDA all revenues generated from the operations relating to the Guangzhou MTR 12 station pillar wrap agreement (the “MTR Revenues”).

(b)    CMDA shall cause to be paid from the MTR Revenues all of the operating expenses of GZ Chuangrun incurred relating to the Guangzhou MTR 12 station pillar wrap agreement (the “MTR Expenses”), including, but not limited to, trade accounts payable, real property lease obligations, employee obligations, and taxes.

(c)    CMDA shall use the MTR Revenues collected to pay the MTR Expenses until the expiration of the Guangzhou MTR 12 station pillar wrap agreement.

3.
GZ Chuangrun is appointed exclusive agent for all of HK Chuangrun projects and the Guangzhou MTR project. GZ Chuangrun and HK Chuangrun will form a joint venture in Guangzhou after CMDA has received funding, to facilitate management of the projects.

4.
CMDA will pay the following management fees to GZ Chuangrun as compensation for GZ Chuangrun acting as agent for CMDA. The management fee includes all daily operating expenses, but does not include project deposits and upfront fees:

(A)    2005 January to end of December, US$ 1.5 million.

(B)    2006 January to end of December, US$ 2.0 million.

(C)    2007 and thereafter yearly January to end of December, US$ 3 million.

5.	The above management fee is payable in 12 equal monthly installments.

6.	The above management fee only includes the 100 Indoor and 50 Outdoor signs at the Guangzhou New Baiyun International Airport and the 12 Guangzhou MTR stations.

7.	GZ Chuangrun will implement the following commission schedule:

(A)    Commission ratio for 2005:

(i)    New Direct Advertising Clients 15%

(ii)    Direct through Advertising Company 10%

(iii)   Existing Company Clients 5%

(B)    Commission ratio for 2006 and thereafter:

(i)    New Direct Advertising Clients 10%

(ii)   Direct through Advertising Company 5%

(iii)   Existing Company Clients 3%

8.	As the Chief Executive Officer and largest shareholder of CMDA, Mr. Cai Hanxiong will do his utmost to protect CMDA’s interest and act as guardian of this agreement.

9.	All other matters will be decided by the board of directors of both parties.

This Agreement is amended and restated on this 10th day of October, 2005 and is retroactively effective as of January 1, 2005.

/s/ Cai Hanxiong	/s/ Cai Hanxiong
(HK Chuangrun)	(GZ Chuangrun)
(Cai Hanxiong, Legal Rep.)	(Cai Hanxiong, Legal Rep.)

/s/ Ernest Cheung
(China Media1 Corp.)
(Ernest Cheung, Director)